EXHIBIT 10.4

                               Women.com networks


March 2001 through Dec 2001 Terms
o    Flight Dates: March 1st 2001 to Dec 31st 2001

o Women.com Cost Per Click (CPC) Compensation: eDiets to pay Women.com [______] per click, applied to 80% of clicks as reported by NetGravity (factored clicks). CPC payment not to exceed [________] per month. CPC compensation to apply to any and all clicks up to 200,000 factored clicks per month.

o Women.com Cost Per Acquisition (CPA) Compensation: [_____] per sale for all sales up to and including 1500 sales per month, and [______] per sale for all sales above 1500 sales per month.

o eDiets Cost Per Acquisition Price Protection: Overall Women.com compensation shall not exceed [_______] per unit sale within any given month. If within any given month the combined Cost Per Click and Cost Per Acquisition compensation exceeds [______], Women.com will reduce the Cost Per Acquisition compensation rate accordingly (in order not to exceed the agreed upon acquisition cost of [_____]).

o Advertising Elements: Women.com will maintain control over all advertising placements on Women.com Networks, and will coordinate the exchange of advertising and sales performance data for the purposes of program optimization.

o Performance Reports: Women.com and eDiets will coordinate the exchange of performance reports on a weekly basis, with a minimum requirement of 2 reports per month (mid-month and month-to-date summary) to be provided by each party. Reports will detail all pertinent data, including click data and sale data based on individual creative unit types and placements.

o Renewal / Cancellation: This agreement is Cancelable by either party with 30 days prior written notification provided the other party has breached the terms of this agreement.

Client Signature:   /s/ Christine Brown           Title:    VP Operations
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Printed Name:      Christine Brown                Date:        2/28/01
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Authorized By:      /s/ Walt Cheruk               Date:        2/23/01
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